UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

EXPRO GROUP HOLDINGS N.V.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPRO GROUP HOLDINGS N.V. (INCORPORATED IN THE NETHERLANDS) 1311 BROADFIELD BLVD., SUITE 400 HOUSTON, TEXAS 77084 Your Vote Counts! EXPRO GROUP HOLDINGS N.V. 2022 Annual Meeting Vote by May 24, 2022 11:59 PM ET D71644-P71328 You invested in EXPRO GROUP HOLDINGS N.V. and it’s time to vote! You have the right to vote on the nominees and other proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 25, 2022. Get informed before you vote View the Notice and Proxy Statement and Annual Report online at www.ProxyVote.com or scan the QR Barcode below OR you can receive a free paper or email copy of the proxy material(s) by requesting them prior to May 11, 2022. If you would like to request a copy of the proxy material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* May 25, 2022 4:00 P.M. Central European Time Van Campen Liem J.J. Viottastraat 52, 1071 JT Amsterdam, The Netherlands *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V1.1

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This is an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials at www.ProxyVote.com or easily request a paper or emailed copy. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to obtain proxy materials and vote on these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:**	
1a.	Michael C. Kearney	For
1b.	Michael Jardon	For
1c.	Eitan Arbeter	For
1d.	Robert W. Drummond	For
1e.	Erich L. Mosing	For
1f.	Alan Schrager	For
1g.	Lisa L. Troe	For
1h.	Brian Truelove	For
1i.	Eileen G. Whelley	For
2.	Non-binding advisory vote to approve named executive officer compensation;	For
3.	Non-binding advisory vote on the frequency of future non-binding advisory votes to approve named executive officer compensation;	1 Year
4.	To review the annual report for the fiscal year ended December 31, 2021, including the paragraph relating to corporate governance, to confirm and ratify the preparation of the Company's statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2021;	For
5.	To discharge the members of the Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2021;	For
6.	To appoint Deloitte Accountants B.V. as the Company's auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2022, as required by Dutch law;	For
7.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm to audit the Company's U.S. GAAP financial statements for the fiscal year ending December 31, 2022;	For
8.	To authorize the Company's Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, through the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the New York Stock Exchange, and during a period of 18 months starting from the date of the 2022 annual meeting;	For
9.	To authorize the Board to issue shares up to 20% of the issued share capital as of the date of the Annual Meeting, for any legal purpose, at the stock exchange or in a private purchase transaction, and during a period of 18 months starting from the date of the 2022 annual meeting. The authorization also includes the authority to restrict or exclude pre-emptive rights upon an issue of shares; and	For
10.	To adopt the Company's 2022 Long-Term Incentive Plan.	For

NOTE: Such other business as may properly come before the annual meeting or any adjournment or postponement thereof shall be voted in accordance with the discretion of the proxies appointed thereby.

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